Exhibit 99.1

Amplify Energy Announces Successful Borrowing Base Redetermination

HOUSTON, December 6, 2017 — Amplify Energy Corp. (“Amplify” or the “Company”) (OTCQX: AMPY) announced today that it has completed the regularly scheduled redetermination of its revolving credit facility borrowing base and entered into an amendment to its credit agreement. The redetermination resulted in a revised borrowing base of $450 million beginning in November 2017, with scheduled monthly reductions of $2.5 million until the borrowing base reaches $437.5 million in April 2018. The next regularly scheduled borrowing base redetermination is expected to occur in April 2018.

“Today we announced a successful outcome regarding the semi-annual redetermination of our revolving credit facility borrowing base and amendment to the credit agreement, which meaningfully enhances the Company’s financial flexibility. With liquidity in excess of $75 million, cash flow positive assets, and an on-going divestiture program, Amplify is well positioned to continue executing on strategic initiatives to maximize shareholder value. I would like to thank our lending group for their continued support of Amplify,” said CEO Bill Scarff.

As of December 5, 2017, Amplify had total debt of $388 million under its revolving credit facility, with a current borrowing base of $447.5 million. Amplify’s liquidity was $77 million, consisting of $20 million of cash on hand and available borrowing capacity of $57 million (including the impact of $2.4 million in outstanding letters of credit).

In addition to the revised borrowing base, the Company amended its credit agreement to, among other things, eliminate the anti-cash hoarding covenant and increase the hedging requirement. Under the amended credit agreement, the Company is required to hedge 75% of proved developed producing reserves for 2018 and 2019, no later than April 30, 2018.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, that may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas.

For more information, visit www.amplifyenergy.com.

Investor Contacts:

Bobby Stillwell – Chief Financial Officer

(713) 588-8347

bobby.stillwell@amplifyenergy.com

Martyn Willsher – Treasurer

(713) 588-8346

martyn.willsher@amplifyenergy.com